Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of United Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	October 27, 2017	/s/ GREGORY J. HAYES
Gregory J. Hayes
Chairman, President and Chief Executive Officer

Date:	October 27, 2017	/s/ AKHIL JOHRI
Akhil Johri
Executive Vice President & Chief Financial Officer

Date:	October 27, 2017	/s/ ROBERT J. BAILEY
Robert J. Bailey
Corporate Vice President, Controller